UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2015

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 7, 2015, NGL Energy Partners LP (the “Partnership”) and one of its wholly-owned subsidiaries entered into a Purchase and Sale Agreement (the “Agreement”) to acquire an entity that owns a natural gas liquids salt dome storage facility in Utah (the “Acquisition”).  As partial consideration for the Acquisition, the Partnership agreed to issue common units to the sellers having an aggregate value of $200.0 million at a per-unit price calculated based on an average price of the common units as reported on the New York Stock Exchange over a period of time specified in the Agreement.  The Acquisition is anticipated to close in February 2015. The Partnership expects to grant certain registration rights to the sellers receiving common units in connection with the Acquisition.  In issuing common units pursuant to the Agreement, the Partnership intends to rely on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On February 9, 2015, the Partnership issued a press release announcing the Acquisition, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: February 10, 2015	By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 9, 2015